Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY AUGUST 23, 2016

SOTHERLY HOTELS INC. ANNOUNCES CLOSING OF

UPSIZED OFFERING OF SERIES B CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

Williamsburg, Virginia – August 23, 2016 – Sotherly Hotels Inc. (NASDAQ: SOHO) (the “Company”) today announced it has closed its upsized underwritten public offering of 1,610,000 shares of its 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) for net proceeds of approximately $38,125,000 after deducting estimated offering-related expenses. The Company has granted the underwriters a 30-day option to purchase up to an additional 15% of the Series B Preferred Stock to cover over-allotments, if any.

The Company contributed the net proceeds from the offering to Sotherly Hotels LP, its operating partnership, which intends to use the net proceeds to redeem in full the Operating Partnership’s 8.0% Senior Unsecured Notes with the remaining net proceeds to be used for general corporate purposes.

Sandler O’Neill + Partners, L.P. and Janney Montgomery Scott acted as joint book-runners for the offering. Boenning & Scattergood, Inc. and J.J.B. Hilliard, W.L. Lyons, LLC acted as co-managers. Copies of the prospectus supplement and the accompanying base prospectus can be obtained from Sandler O’Neill + Partners, L.P. at 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Prospectus Department, or by calling toll-free 1-866-805-4128, or by email at syndicate@sandleroneill.com

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control.

Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic

410 W. FRANCIS STREET, WILLIAMSBURG, VA 23185    SOTHERLYHOTELS.COM     OFFICE › 757 : 229 5648    FAX › 757 : 564 8801

[NASDAQ › “SOHO”]

recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining the Company’s system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail in the Company’s registration statement, under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the SEC. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale and upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com

Contact at the Company:

Scott Kucinski

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

SOTHERLYHOTELS.COM